Exhibit 99.1

Autobytel Amends Rights Plan and Enters Into Standstill with Coghill Capital Management

Irvine, CA – January 15, 2009 — Autobytel Inc. (NASDAQ: ABTL) today announced that it has amended its stockholder rights plan to permit CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C. and Clint Coghill to acquire collective beneficial ownership of more than 15% of Autobytel’s common stock without triggering Autobytel’s stockholder rights plan. In connection with the amendment to the stockholder rights plan, Autobytel also entered into a standstill agreement with CCM, Coghill Capital and Mr. Coghill that contains certain standstill provisions and prohibits CCM, Coghill Capital and Mr. Coghill from taking certain specified actions, including, among other things, a prohibition on any actions that would attempt to direct or influence the management, Board of Directors or policies of Autobytel. The standstill restrictions apply for as long as CCM, Coghill Capital and Mr. Coghill collectively beneficially own in excess of 9.7% of Autobytel’s common stock.

Jeffrey Coats, Chief Executive Officer of Autobytel, stated: “Coghill Capital has been a valued long-term investor in Autobytel, and Autobytel appreciates Coghill Capital’s continued support of the Company. Autobytel looks forward to working with all of our stockholders to maximize stockholder value.”

For more information concerning the provisions contained in the Standstill Agreement, please see Autobytel’s Current Report on Form 8-K regarding this matter.

About Autobytel Inc.

Autobytel Inc. (Nasdaq:ABTL) is an Internet automotive marketing services company that helps dealers and manufacturers sell cars and related products and services. The company owns and operates several consumer-facing automotive websites, including Autobytel.com®, AutoSite.com®, Autoweb.com® , Car.comsm, CarSmart.com®CarTV.com® and MyRide.com®. By providing a convenient and comprehensive automotive consumer experience across the purchase and ownership lifecycle, Autobytel seeks to provide dealerships with opportunities to connect with a steady, diverse stream of motivated, serious shoppers, while providing manufacturers with precision-targeted brand and product advertising opportunities. In addition to its websites, the company generates leads and advertising opportunities for dealers and automakers through its marketing network, which includes the AutoReach ad network, co-brands, such as ESPN.com, and marketing affiliates such as AOL, Edmunds and Kelly Blue Book.

Forward-Looking Statement Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain assumptions and certain risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure of new products and services to meet expectations, failure to retain key employees or attract and integrate new employees, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of legal matters, including, defending lawsuits and undertaking investigations and related matters, and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our Annual Report on Form 10-K for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

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Contacts:

Media Relations

Autobytel Inc.

Crystal Hartwell, 949-437-4755

crystalh@autobytel.com

Investor Relations

Autobytel Inc.

Crystal Hartwell, 949-437-4755

crystalh@autobytel.com

or

PondelWilkinson Inc.

Roger Pondel/Laurie Berman, 310-279-5980

investor@pondel.com